Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) filed with the Securities and Exchange Commission on September 6, 2006, pertaining to the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan of our report dated March 24, 2006, with respect to the consolidated financial statements of Aventine Renewable Energy Holdings, Inc., included in the Prospectus of Aventine Renewable Energy Holdings, Inc. (No. 333-132860), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
August 31, 2006